Exhibit 23.2

Deloitte & Associés 185, avenue Charles de Gaulle 92524 Neuilly-sur-Seine Cedex France Téléphone : + 33 (0) 1 40 88 28 00 Télécopieur : + 33 (0) 1 40 88 28 28 www.deloitte.fr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 and related Prospectus of Nokia Corporation of our report dated April 27, 2016 relating to the consolidated financial statements of Alcatel Lucent SA and subsidiaries (the “Company”), appearing in the Annual Report on Form 20-F/A Amendment No. 1 of the Company for the year ended December 31, 2015, which report expresses an unmodified opinion and includes an emphasis of matter relating to the restatement of the 2013 and 2014 consolidated financial statements, as discussed in Note 4 to the consolidated financial statements, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Associés
Deloitte & Associés

Neuilly-sur-Seine, France
May 30, 2017

Société anonyme au capital de 1 723 040 €

Société d’Expertise Comptable inscrite au Tableau de l’Ordre du Conseil Régional de Paris Ile-de-France

Société de Commissaires aux Comptes, membre de la Compagnie régionale de Versailles

572 028 041 RCS Nanterre

TVA : FR 02 572 028 041

Une entité du réseau Deloitte